Exhibit 10.4

Voting Right Proxy Agreement

EXECUTION VERSION

Voting Rights Proxy Agreement

This Voting Rights Proxy Agreement (this “Agreement”) is entered into by and among Guangzhou Xingbang Information Consulting Co., Ltd. (“Guangzhou Xingbang”), Guangdong Xingbang Industry Information & Media Co., Ltd. (“Guangdong Xingbang” or the “Company”), and the undersigned shareholders of Guangdong Xingbang (collectively the “Shareholders”) as of May 13, 2011 in Guangzhou, the People’s Republic of China (the “PRC” or “China”). Guangzhou Xingbang, Guangdong Xingbang and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

a)	Guangdong Xingbang is engaged in the business of media operation, advertising, industry research, marketing service, e-commerce (the “Business”).

b)
Guangzhou Xingbang has the expertise in consultancy of media operating, advertising, marketing and e-commerce, and Guangzhou Xingbang has entered into a serious of agreements with Guangdong Xingbang to provide Guangdong Xingbang with various consulting services.

c)
The Shareholders are shareholders of the Company, each legally holding such amount of equity interest of the Company as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interest of the Company (collectively the “Equity Interest”).

d)
The Shareholders desire to grant to Guangzhou Xingbang a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Guangzhou Xingbang.

NOW THEREFORE, the Parties agree as follows:

1.
The Shareholders hereby agree to irrevocably grant and entrust Guangzhou Xingbang, for the maximum period of time permitted by law, with all of their voting rights as shareholders of the Company. The Shareholders and Guangdong Xingbang shall use best efforts to assist Guangzhou Xingbang in exercising such rights, including but not limited to the rights to sell or transfer all or any of their Equity Interest of Guangdong Xingbang, appoint and elect the directors and chairman as the authorized legal representative of Guangdong Xingbang, and signing legal documents when necessary. Guangzhou Xingbang does not need to seek consent from the Shareholders when exercising such rights unless otherwise required by PRC laws, but shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company. Once any resolution or decision is made, Guangzhou Xingbang shall notify such resolution or decision to the Shareholders.

2.
Guangzhou Xingbang may establish and amend rules to govern how Guangzhou Xingbang shall exercise the powers granted by the Shareholders herein, including but not limited to, the number or percentage of directors of Guangzhou Xingbang or other designees of Guangzhou Xingbang which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Guangzhou Xingbang shall only proceed in accordance with such rules.

Voting Right Proxy Agreement

3.
The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Guangzhou Xingbang or such designee of Guangzhou Xingbang). Each Shareholder acknowledges that he/she will continue to perform his/her obligations under this Agreement even if one or more of other Shareholders no longer holds any part of the Equity Interest.

4.
This Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives. This Agreement shall take effect upon execution.

5.
At any time during the term of this Agreement, if granting or excise of the voting rights hereunder becomes unworkable due to any reason other than a default of any and all of the Shareholders or Guangdong Xingbang, the Parties shall immediately modify or revise the relevant provisions under this Agreement, or seek a substitute arrangement closest to the original intent of the Parties, to achieve the purpose of this Agreement.

6.
The Shareholders hereby irrevocably and unconditionally undertake at all times to indemnify each of the person designated by Guangzhou Xingbang against any and all actions, proceedings, claims, costs, expense and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

7.
Each Shareholder represents and warrants to Guangzhou Xingbang that such Shareholder owns such amount of the Equity Interest as set forth next to his/her name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted and will not grant to any party, other than Guangzhou Xingbang, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of the Company. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

8.
This Agreement may not be terminated without the unanimous consent of all Parties, except that Guangzhou Xingbang may, by giving a thirty (30)-day prior written notice to the Shareholders and Guangdong Xingbang, terminate this Agreement, with or without cause.

9.	Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

10.
Without the prior written consent of Guangzhou Xingbang, Guangdong Xingbang or the Shareholders shall not assign any right or obligation under this Agreement to any third party while Guangzhou Xingbang shall have the right to assign all rights and obligations under this Agreement to any third party by giving a thirty (30)-day prior written notice to the Shareholders and Guangdong Xingbang.

11.	The execution, validity, creation and performance of this Agreement shall be governed by the laws of the PRC.

12.
Notice or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party set forth below. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the third (3rd) day after the date; and (c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents.

Voting Right Proxy Agreement

To Guangzhou Xingbang

Address:	Room 705A, 7th Floor, West Tower, Star International Mansion, NO.8 Jinsui Road Tianhe District, Guangzhou
Attn:	Yuan Yuan

Fax:	+86-20-38296977
Tel:	+86-20-38296988

To Guangdong Xingbang

Address:	7th Floor, West Tower, Star International Mansion, NO.6-20 Jinsui Road Tianhe District, Guangzhou, PR China 510623

Attn:	Xiaohong Yao
Fax:	+86-20-38296656

Tel:	+86-20-38293655

         To the Shareholders
Address:	7th Floor, West Tower, Star International Mansion, NO.6-20 Jinsui Road Tianhe District, Guangzhou, PR China 510623
Attn:	Xiaohong Yao

Fax:	+86-20-38296656
Tel:	+86-20-38293655

13.
The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations and/or arbitration in accordance with this Clause 12. If the Parties fail to reach a settlement within forty-five (45) days following the negotiations, the dispute shall be submitted to be determined through arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”), Shanghai Branch, in accordance with CIETAC arbitration rules. There shall be three (3) arbitrators. Guangzhou Xingbang, and all the Shareholders collectively as one side, shall each select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the CIETAC shall select the third arbitrator. If a Party fails to appoint an arbitrator within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC. The arbitration shall be conducted in Shanghai. The award of CIETAC is final and shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction. For avoidance of doubt, Guangdong Xingbang, who may or may not select arbitrator, shall be bound by the award of CIETAC.

14.	This Agreement shall be executed in six (4) originals in English, each of which shall be equally valid. Each Party shall retain one (1) original.

[No Text Below]

Voting Right Proxy Agreement

[Signature Page]

IN WITNESS THEREOF this Agreement is duly executed by each Party or its legal representatives on the date first set forth above.

Guangzhou Xingbang Information Consulting Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director

Guangdong Xingbang Industry Information & Media Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director and President

[Signature of Shareholders of Guangdong Xingbang]

/s/ Xiaohong Yao

Xiaohong Yao

ID Card No.:

Owns 90% of the Equity Interest

Signature page to Voting Rights Agreement

Voting Right Proxy Agreement

[Signature Page continued]

/s/ Dongmei Zhong

Dongmei Zhong

ID Card No.:

Owns 10% of the Equity Interest

Signature page to Voting Rights Agreement